Exhibit 10.2

July 21, 2023

James Goren

JAG Multi Investments LLC

c/o Bredefeld & Assoc. PC

125 Maple Avenue, Suite C

Chester, New Jersey 07930

RE:	Demand Notes

Dear James

This letter agreement (the “Amended Letter Agreement”) amends and restates the terms of that certain July 10, 2023, letter agreement between the undersigned (the “Original Letter Agreement”) to remove all references to issuance of a new warrant and repricing of warrants referenced in the Original Letter Agreement, both of which are void ab initio. Since the parties agree that the warrant issuance to JAG Multi Investments LLC (“JAG”) referred to in the Original Letter Agreement is void ab initio, the July 10, 2023 warrant to purchase 150,000 shares of common stock of INVO Bioscience Inc. (“INVO”) to JAG is rescinded and cancelled and of no force and effect.

Reference is made to those certain demand notes dated October 21, October 28, November 10, December 13 and December 29, 2022 (the “Demand Notes”) issued by INVO to JAG. Under the Demand Notes, JAG loaned INVO a total of $500,000, of which JAG currently may demand payment of $500,000. All capitalized terms used herein that are not defined shall have the meaning assigned to those terms in the Demand Notes.

By signing below, JAG and INVO agree to the following:

1.	JAG will fund an additional demand note for $100,000 today in the form attached hereto as Exhibit A; and
2.	JAG agrees to extend the date on which JAG can demand payment of principal, the Fee and any interest under the Demand Notes to September 30, 2023.

Also, JAG hereby represents and warrants that it is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by INVO to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.

Sincerely,	AGREED AND ACCEPTED BY

INVO BIOSCIENCE INC.	JAG MULTI INVESTMENTS LLC

/s/ Steve Shum	/s/ James Goren

Steve Shum, CEO	James Goren, Managing Member

EXHIBIT A

Form of Demand Note